EXHIBIT 23.1


                     CONSENT OF CHANG G. PARK, CPA, PH. D.,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         As independent registered public accountants, we hereby consent to the use of our report dated February 27, 2007 (except with respect to the matters discussed in Notes 12 and 17, as to which the date is June 19, 2007) on the consolidated financial statements of Environmental Service Professionals, Inc. as of December 31, 2006 included in or made a part of this Form 10KSB/A.



/s/Chang G. Park, CPA
------------------------------------
Chang G. Park, CPA.

Chula Vista, California

May 21, 2008